UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016

Knowles Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36102 (Commission File Number)	90-1002689 (I.R.S. Employer Identification No.)

1151 Maplewood Drive, Itasca, IL		60143
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (630) 250-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2016, Knowles Corporation (the “Company”) entered into the Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”) among the Company, as borrower, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”). The Third Amendment amends the Credit Agreement dated as of January 27, 2014, as amended and restated as of December 31, 2014, among the Company, Knowles Luxembourg International S.à r.l., the lenders named therein and the Agent (as amended by the First Amendment dated April 17, 2015 and the Second Amendment dated November 19, 2015, the “Credit Agreement”). The Third Amendment was entered into in connection with the Company’s anticipated sale of the speaker and receiver product line of the Company’s Mobile Consumer Electronics segment (the “Speaker and Receiver Product Line ”).

The Third Amendment, among other things, amended the definition of “Consolidated EBITDA” in the Credit Agreement to allow the Company to make certain adjustments in connection with operations (including assets held for sale) comprising the Speaker and Receiver Product Line that have been disposed of, abandoned or discontinued or which are being held for sale (the “Speakers and Receivers Discontinued Operations”). Such adjustments are permitted for (i) the amount by which consolidated net income has been reduced by net losses attributable to the Speaker and Receiver Discontinued Operations for any fiscal quarter ending on or prior to December 31, 2016 and (ii) cash costs and expenses incurred in connection with the Speaker and Receiver Discontinued Operations on or prior to March 31, 2017, with an aggregate cap on adjustments attributable to such cash costs and expenses of $45,000,000; provided that, in each case, such adjustments to Consolidated EBITDA attributable to the Speaker and Receiver Discontinued Operations shall be disregarded in calculating the leverage ratio for purposes of determining the Applicable Rate (as defined in the Credit Agreement). The effectiveness of the Third Amendment is conditioned upon, among other things, the payment of an amendment fee and a permanent reduction by the Company of the aggregate revolving commitment under the Credit Agreement from $350,000,000 to $300,000,000.

The description of the Third Amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Third Amendment filed as Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On February 11, 2016, Knowles Corporation issued a Press Release announcing its results of operations for the fiscal year and quarter ended December 31, 2015 and posted on its website at http://investor.knowles.com presentation slides for the fiscal year and quarter ended December 31, 2015. Knowles Corporation's quarterly financial conference call and webcast will be held on February 11, 2016. A copy of the Press Release is being furnished as Exhibit 99.1, and a copy of the presentation slides is being furnished as Exhibit 99.2 hereto.

The information furnished under this Item 2.02 and the related exhibits included in Item 9.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:
Exhibit Number	Description
10.1
Third Amendment, dated as of February 9, 2016, to Amended and Restated Credit Agreement by and among Knowles Corporation, as borrower, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release of Knowles Corporation dated February 11, 2016.
99.2	Presentation Slides dated February 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: February 11, 2016	By: /s/ Thomas G. Jackson
Thomas G. Jackson
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Third Amendment, dated as of February 9, 2016, to Amended and Restated Credit Agreement by and among Knowles Corporation, as borrower, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release of Knowles Corporation dated February 11, 2016.
99.2	Presentation Slides dated February 11, 2016.